CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders Advanced Healthcare
Technologies, Inc.
Broomfield, Colorado.

We hereby consent to the incorporation by reference in the Form S-8 Registration Statement to be filed on or about July 10, 2003 our report dated June 25, 2003 relating to the consolidated financial statements of Advanced Healthcare Technologies, Inc. as of March 31, 2002 and 2001.

James E. Scheifley
Certified  Public  Accountants
Frisco, Colorado

July 10, 2003